As filed with the Securities and Exchange Commission on May 8, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Gamida Cell Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Nahum Heftsadie St. Givaat Shaul, Jerusalem 91340 Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

2017 Share Incentive Plan

(Full titles of the plan)

Gamida Cell Inc.

673 Boylston Street

Boston, MA 02116

+1 (631) 603-8714

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Daniel I. Goldberg Joshua A. Kaufman Cooley LLP 55 Hudson Yards New York, NY 10001 +1 (212) 479-6000	Haim Gueta Shachar Hadar Meitar | Law Offices 16 Abba Hillel Road Ramat Gan 5250608, Israel Telephone: +972 (3) 610-3100 Facsimile: +972 (3) 610-3111	Shai Lankry Chief Financial Officer Gamida Cell Ltd. 5 Nahum Heftsadie St. Givaat Shaul, Jerusalem 91340 Israel +972 (2) 659-5666

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary Shares, par value NIS 0.01 per share
Shares reserved for future issuance under the 2017 Share Incentive Plan	1,552,443(3)	$4.13	$6,411,589.59	$832.22
Total			$6,411,589.59	$832.22

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Ordinary Shares (“Ordinary Shares”) that become issuable under the Registrant’s 2017 Share Incentive Plan (the “2017 Plan”) by reason of any share dividend, share split, recapitalization or other similar transaction.
(2)	This estimate is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2017 Plan are based on the average of the high and low sale prices per share of the Ordinary Shares as reported on The Nasdaq Global Market as of a date (May 4, 2020) within five business days prior to filing this Registration Statement.
(3)	Portion of the Ordinary Shares that were automatically added to the shares authorized for issuance under the 2017 Plan on January 1, 2019 and January 1, 2020, pursuant to an “evergreen” provision contained in the 2017 Plan. Pursuant to such “evergreen” provision, (a) on January 1 of 2019, the number of shares reserved for issuance under the 2017 Plan was automatically increased by a number of Ordinary Shares equal to the lesser of: (i) an amount determined by the Registrant’s board of directors, if so determined prior to January 1 of the calendar year in which the increase occurred, and (ii) 1.5% of the total number of Ordinary Shares outstanding on December 31 of the immediately preceding calendar year, and (b) on January 1 of each year from 2020 until (and including) 2027, the number of shares reserved for issuance under the 2017 Plan is automatically increased by a number of Ordinary Shares equal to the lesser of: (i) an amount determined by the Registrant’s board of directors, if so determined prior to January 1 of the calendar year in which the increase will occur, and (ii) 3.5% of the total number of Ordinary Shares outstanding on December 31 of the immediately preceding calendar year.

INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plans is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-228301) filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2018 relating to the Registrant’s 2017 Share Incentive Plan, in each case except for Item 8, Exhibits, with respect to which the Exhibit Index below is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Articles of Association of the Registrant.

5.1	Opinion of Meitar | Law Offices, Israeli counsel to the Registrant, as to the validity of the ordinary shares.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Meitar | Law Offices. Reference is made to Exhibit 5.1.

24.1	Powers of Attorney. Reference is made to the signature page hereto.

99.1(2)	Gamida Cell Ltd. 2017 Share Incentive Plan, as amended.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Form 6-K (File No. 001-38716), filed with the Commission on November 1, 2018, and incorporated herein by reference.
(2)	Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form F-1 (File No. 333-232302), originally filed with the Commission on June 24, 2019, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on May 8, 2020.

By:	/s/ Julian Adams
Julian Adams, Ph. D. Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julian Adams and Shai Lankry, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Julian Adams		Chief Executive Officer and	May 8, 2020
Julian Adams, Ph. D.		Member of the Board of Directors
(Principal Executive Officer)

/s/ Shai Lankry		Chief Financial Officer	May 8, 2020
Shai Lankry		(Principal Financial and Accounting Officer)

/s/ Robert I. Blum		Chairman of the Board of Directors	May 8, 2020
Robert I. Blum

/s/ Ofer Gonen		Member of the Board of Directors	May 8, 2020
Ofer Gonen

/s/ Shawn C. Tomasello		Member of the Board of Directors	May 8, 2020
Shawn C. Tomasello

/s/ Kenneth I. Moch		Member of the Board of Directors	May 8, 2020
Kenneth I. Moch

/s/ Michael S. Perry		Member of the Board of Directors	May 8, 2020
Michael S. Perry

/s/ Stephen T. Wills		Member of the Board of Directors	May 8, 2020
Stephen T. Wills

/s/ Nurit Benjamini		Member of the Board of Directors	May 8, 2020
Nurit Benjamini

Gamida Cell, Inc.		Authorized U.S. Representative	May 8, 2020

By:	/s/ Julian Adams
Name:	Julian Adams, Ph. D.
Title:	Chief Executive Officer

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